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                                                                EXHIBIT 10.16-01
                        Stock Option Agreements Series C

     The Stock Option Agreement Series C, dated as of September 18, 1996 between the Company and Craig I. Fields is identical in all material respects to Exhibit
10.16 except with respect to the number of shares which are subject to the option.

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